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                                                                   EXHIBIT 10.61

                           HANOVER COMPRESSOR COMPANY

                          SUBORDINATED PROMISSORY NOTE

$150,000,000                                                     August 31, 2001

        FOR VALUE RECEIVED, the undersigned, HANOVER COMPRESSOR COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, with its principal place of business located at 12001 North Houston Rosslyn, Houston, Texas 77086, hereby unconditionally promises to pay, subject to the subordination provisions of Section 8, to the order of CAMCO INTERNATIONAL INC., a Delaware corporation or its assigns (including any assignee or transferee of, or other holder of, this Note, the "Seller"), at such place as the Seller may from time to time designate in writing, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS on December 31, 2005 (the "Maturity Date"), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Interest Rate (as hereinafter defined) (or, during any period when an Event of Default (as hereinafter defined) shall be in existence, the Default Rate (as hereinafter defined)) from the date hereof, payable semi-annually, on the last day of June and December in each year (each, an "Interest Payment Date"), commencing on December 31, 2001, until the principal hereof shall have become due and payable, and (b) to the extent permitted by applicable law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, payable semi-annually as aforesaid (or, at the option of the Seller, on demand), at a rate per annum from time to time equal to the Default Rate. Payments of principal of and interest on this Note are to be made in lawful money of the United States of America. Notwithstanding the foregoing, except in connection with an Offset Interest Payment (as hereinafter defined), an Offset Prepayment (as hereinafter defined), a Section 4.2 Required Prepayment (as hereinafter defined) or payment on the Maturity Date, interest on this Note shall be payable only in kind and not in cash or other property. On each Interest Payment Date, accrued interest that is then unpaid and that has not been previously added to the principal amount of this Note shall be added to the principal amount of this Note and amounts so added shall thereafter be deemed to be a part of the principal amount of this Note (the "PIK Interest Portion"); provided, however, that if on or prior to an Interest Payment Date the Seller shall have delivered to the Company a written notice of its election to have all or a portion of such accrued interest paid by means of an Offset Interest Payment, only that portion of such accrued interest that exceeds the amount of such Offset Interest Payment shall be added to the principal amount of this Note. This Note is referred to in, and was executed and delivered in connection with, that certain Stock Purchase Agreement dated as of June 28, 2001 (the "Stock Purchase Agreement") by and among Schlumberger Technology Corporation, a Texas corporation, Schlumberger Oilfield Holdings LTD., a British Virgin Islands corporation,

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Schlumberger Surenco S.A., a Panamanian corporation, the Seller, the Company and
Hanover Compression Limited Partnership, a Delaware limited partnership.

SECTION 1.      DEFINITIONS.

        "Alliance Agreement" shall mean that certain Most Favored Supplier and Alliance Agreement dated as of August 31, 2001 by and between Schlumberger Oilfield Holdings Limited, Schlumberger Technology Corporation and Hanover Compression Limited Partnership, as amended, restated, supplemented, waived, replaced, restructured or otherwise modified from time to time; provided that, in case of any replacement agreement, the parties to the Alliance Agreement shall have agreed in writing that such replacement agreement replaces all or a portion of the Alliance Agreement.

        "Bank Agent" shall mean with respect to any Senior Debt Agreement, the lead agent for the lenders and/or creditors thereunder.

        "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

        "Capital Lease" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        "Company" is defined in the first paragraph of this Note.

        "Credit Agreement" shall mean that certain Credit Agreement, dated as of December 15, 1997, as amended and restated through March 13, 2000, among the Company, certain of its Subsidiaries named therein from time to time, the lenders named therein and The Chase Manhattan Bank, as administrative agent, together with any Guaranties thereof by the Company or its Subsidiaries, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination and whether with the original lenders or otherwise), restructured, refinanced, increased or otherwise modified from time to time.

        "Default" shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

        "Default Rate" shall mean that rate of interest that is 2% per annum above the then applicable Interest Rate.

        "Event of Default" is defined in Section 6.

        "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

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        "Governmental Authority" shall mean

                (a)     the government of

                        (1) the United States of America or any State or other political subdivision thereof, or

                        (2) any jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

                (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

        "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such
Person:

                (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

        "Indebtedness" with respect to any Person shall mean, at any time, without duplication,

                (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock;

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                (b)     its liabilities for the deferred purchase price of
        property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                (f)     swaps of such Person;

                (g) the principal or lease balance outstanding under Synthetic Leases; and

                (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

        Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

        "Insolvency Proceeding" shall mean (a) any case, action, or proceeding before any court or other Governmental Authority having jurisdiction over the applicable Person or its assets relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case whether undertaken under Federal (including the Bankruptcy Code), state, or foreign law.

        "Interest Payment Date" is defined in the first paragraph of this Note.

        "Interest Rate" shall mean (a) for the period from and after the date hereof to and including February 28, 2002, a rate of interest equal to 8.50% per annum, (b) for the period from and after March 1, 2002 to and including, August 31, 2002, a rate of interest equal to 10.50% per annum, (c) for the period from and after September 1, 2002 to and including February 28, 2003, a rate of interest equal to 12.50% per annum, (d) for the period from and after March 1, 2003 to and including February 29, 2004, a rate of interest equal to 13.50% per annum, (e) for the period from and after March 1, 2004 to and

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including February 28, 2005, a rate of interest equal to 14.50% per annum and
(f) for the period from and after March 1, 2005 to and including December 31, 2005, a rate of interest equal to 15.50% per annum.

        "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

        "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Note or (c) the validity or enforceability of this Note.

        "Maturity Date" is defined in the first paragraph of this Note.

        "Non-Payment Default" shall mean any default or event of default by the Company or its Subsidiaries under any Senior Debt Agreement, not constituting a Payment Default.

        "Offset Interest Payment" shall mean a payment of all or a portion of the interest then due and payable on this Note by means of an offset against an equal amount of sums that the Seller has identified to the Company in writing as being due and payable by the Seller or any of its affiliates to the Company or any of its affiliates in respect of any products or services provided to the Seller or any of its affiliates in accordance with the Company's "Most Favored Supplier Status" established pursuant to Section 3.4 of the Alliance Agreement and which sums the Company has not, in good faith and within five business days after the identification thereof, claimed, in a writing delivered to the Seller, not to have been incurred in accordance with the Company's "Most Favored Supplier Status."

        "Offset Prepayment" shall mean a prepayment of the PIK Interest Portion of the principal of this Note together with accrued interest thereon by means of an offset against an equal amount of sums that the Seller has identified to the Company in writing as being due and payable by the Seller or any of its affiliates to the Company or any of its affiliates in respect of any products or services provided to the Seller or any of its affiliates in accordance with the Company's "Most Favored Supplier Status" established pursuant to Section 3.4 of the Alliance Agreement and which sums the Company has not, in good faith and within five business days after the identification thereof, claimed, in a writing delivered to the Seller, not to have been incurred in accordance with the Company's "Most Favored Supplier Status."

        "pay this Note" is defined in Section 8.1 of this Note.

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        "Payment Default" shall mean any default or event of default by the
Company or its Subsidiaries in any payment of the principal of or interest on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or acceleration or otherwise.

        "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

        "PIK Interest Portion" is defined in the first paragraph of this Note.

        "Reorganization Securities" shall mean (a) debt securities that are issued pursuant to an Insolvency Proceeding (1) that do not impair or materially alter the rights of the holders of any Senior Debt outstanding at the time of issuance thereof or any debt securities issued in exchange for such Senior Debt in such Insolvency Proceeding set forth in Section 8 and (2) the payment of which is subordinate and junior at least to the extent provided in Section 8 to the payment of all Senior Debt outstanding at the time of the issuance thereof and to the payment of all debt securities issued in exchange for such Senior Debt in such Insolvency Proceeding (whether such subordination is effected by the terms of such securities, an order or decree issued in such Insolvency Proceeding, by agreement of the Seller or otherwise) or (b) equity securities that are issued pursuant to an Insolvency Proceeding; provided, in either case, that (x) such securities are authorized by an order or decree made by a court of competent jurisdiction in such Insolvency Proceeding (which order or decree states that the authorization of such securities is intended to give effect to the subordination of the Subordinated Obligations pursuant to Section 8 hereof) and (y) this Note and such securities are not treated as the same class of securities as any Senior Debt outstanding at the time of the issuance thereof or any securities issued in exchange for such Senior Debt in such Insolvency Proceeding.

        "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Note.

        "Section 4.2 Prepayment Event" is defined in Section 4.2.

        "Section 4.2 Required Prepayment" is defined in Section 4.2.

        "Seller" is defined in the first paragraph of this Note.

        "Senior Debt" shall mean all payment obligations (whether now outstanding or hereafter incurred) of the Company in respect of (a) Indebtedness of the Company other than (1) this Note, (2) any Indebtedness that by its terms is expressly subordinated to this Note, (3) any Indebtedness (i) incurred by the Company that represents all or a portion of the consideration for the acquisition of all or a portion of the capital stock or assets of any Person and
(ii) which is owing to the Person that sold or otherwise transferred such capital stock or assets or to an affiliate of such Person and (4) any Indebtedness incurred

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by the Company after the date hereof in contravention of the provisions of
Section 5.3, (b) interest (including default interest) and premium on the outstanding Indebtedness referred to in clause (a) above, (c) the fees and commissions (including commitment, agency and letter of credit fees and commissions) payable pursuant to the Senior Debt Agreements, (d) all other payment obligations (including costs, expenses, penalties, indemnifications, damages, liabilities or otherwise on the Company) owing under or arising pursuant to the Senior Debt Agreements not of the type described in clauses (a) through (c) above, and (e) post-petition interest on the Indebtedness referred to in clauses (a) through (d) above accruing subsequent to the commencement of a proceeding under the Bankruptcy Code (whether or not such interest is allowed as a claim in such proceeding). Without limiting the foregoing, Senior Debt shall include all payment obligations of the Company under the Credit Agreement, the Synthetic Leases and the Synthetic Lease Guaranties. Senior Debt shall not include trade accounts payable, tax claims or assessments.

        "Senior Debt Agreement" shall mean each instrument or agreement evidencing or governing the Indebtedness referred to in clause (a) of the definition of Senior Debt.

        "Senior Debt Default" shall mean a Non-Payment Default or a Payment Default.

        "Senior Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

        "Subordinated Obligation" is defined in Section 8.1 of this Note.

        "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

        "Synthetic Lease" shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered debt for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

        "Synthetic Lease Guaranties" shall mean Guaranties by the Company of the obligations of one or more of its Subsidiaries under Synthetic Leases and the related financing agreements (including credit agreements and debt instruments) as such Guaranties may be amended, restated, supplemented, waived, replaced (whether or not

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upon termination and whether with the original lenders or otherwise), restructured, refinanced, increased or otherwise modified from time to time.

        "Voidable Transfer" is defined in Section 8.5 of this Note.

SECTION 2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to the Seller that:

        Section 2.1. Organization; Power and Authority. The Company is a corporation duly organized validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it owns or holds under lease, to transact the business it transacts, to execute and deliver this Note and to perform the provisions of this Note.

        Section 2.2. Authorization, Etc. This Note has been duly authorized by all necessary corporate action on the part of the Company, and this Note constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 2.3. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Note will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under (1) its corporate charter or by-laws or (2), any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

        Section 2.4. Governmental Authorizations, Etc. No material consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Note other than those that have been previously obtained and, on the date of this Note, remain in full force and effect.

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        Section 2.5. No Default under Section 8.1(d) of the Credit Agreement. On the date of this Note, the Company is not in default and no waiver of default is currently in effect under Section 8.1(d) of the Credit Agreement.

SECTION 3.      INFORMATION AS TO COMPANY.

        Section 3.1. Notices of Default. Promptly, and in any event within 15 days after a Responsible Officer becoming aware of the existence of any Default, Event of Default or Senior Debt Default or that any Person has taken any action with respect to a Senior Debt Default, the Company shall deliver to the Seller a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

        Section 3.2. Requested Information. With reasonable promptness, the Company shall deliver to the Seller such data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under this Note as from time to time may be reasonably requested by the Seller.

SECTION 4.      PREPAYMENT.

        Section 4.1. Required Prepayments.

                (a) Except in accordance with the provisions of Section 4.2 and Section 4.3, this Note shall not be subject to any required prepayment prior to the Maturity Date.

                (b) On the Maturity Date, the Company will pay the then outstanding principal amount of this Note together with accrued interest thereon.

        Section 4.2. Required Prepayment upon Equity Issuance.

        Upon the issuance, sale or other disposition by the Company of any shares of capital stock or other equity interests or any rights, warrants or options to acquire any shares of capital stock or other equity interests of the Company (other than to employees, officers or directors of the Company) pursuant to a public offering or a private placement (a "Section 4.2 Prepayment Event"), on the second Business Day following the occurrence of any such Section 4.2 Prepayment Event, the Company shall apply the net proceeds of such Section 4.2 Prepayment Event to prepay all or a portion of this Note, at 100% of the principal amount so prepaid, together with accrued interest thereon but without any premium (a "Section 4.2 Required Prepayment"). The Company will give the Seller written notice of each Section 4.2 Required Prepayment not less than five days and not more than 30 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the principal amount of this Note to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

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        Section 4.3. Offset Prepayment. Upon receipt by the Company of written notice from the Seller that the Seller has elected to have all or a portion of the PIK Interest Portion of the principal of this Note prepaid by means of an Offset Prepayment, the Company shall, on the date of such notice, be deemed to have prepaid a portion of the principal amount of this Note together with accrued interest thereon, in the amounts set forth in such notice. From and after the date of such deemed prepayment, interest on the principal prepaid shall cease to accrue.

        Section 4.4. Optional Prepayments. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, this Note, at 100% of the principal amount so prepaid, together with accrued interest thereon but without any premium. The Company will give the Seller written notice of each optional prepayment under this Section 4.4 not less than one day and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the principal amount of this Note to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

        Section 4.5. Maturity; Surrender, Etc. In the case of each prepayment of this Note pursuant to this Section 4.2 or Section 4.4, the principal amount of this Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date but without any premium, subject to the subordination provisions of Section 8. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest as aforesaid, interest on such principal amount shall cease to accrue.

SECTION 5.      COVENANTS.

        The Company covenants that so long as this Note is outstanding:

        Section 5.1. Merger, Consolidation, Etc. The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be, immediately after giving effect to such consolidation or merger, a solvent Person organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to the Seller its assumption of the due and punctual performance and observance of each covenant and condition of this Note; and

                (b) immediately after giving effect to such transaction, no Default or Event of Default shall exist.

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No such conveyance, transfer or lease of substantially all of the assets of the
Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 5.1 from its liability under this Note.

        Section 5.2. Payment Limitations. The Company covenants that it will not enter into or become subject to any restriction on the payment of any Subordinated Obligations other than (a) the provisions of Section 8 and (b) any such restriction prohibiting optional prepayments, optional redemptions or optional purchases of the Subordinated Obligations (whether by way of offset (other than Offset Interest Payments and Offset Prepayments) or otherwise).

        Section 5.3. Amendments to Credit Agreement. Without the prior written consent of the Seller, the Company covenants that it will not enter into any amendment or modification of, or waive, or consent to any waiver of, any of the provisions of the negative covenant (including all related definitions) contained in Section 8.1(d) of the Credit Agreement (as in effect on the date hereof) restricting the ratio of Consolidated Indebtedness to Consolidated EBITDA (as such terms are defined in the Credit Agreement as in effect on the date hereof) of the Company if such amendment, modification or waiver would permit such ratio for any period of four consecutive fully completed fiscal quarters to be greater than 15% above the maximum ratio permitted under the Credit Agreement as in effect on the date hereof.

SECTION 6.      EVENTS OF DEFAULT.

        An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                (a) the Company defaults in the payment of any principal on this Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                (b) the Company defaults in the payment of any interest on this Note for more than five days after the same becomes due and payable; or

                (c) the Company defaults in the performance of or compliance with any term contained in Sections 5.1 through 5.3, inclusive; or

                (d) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Note proves to have been false or incorrect in any material respect on the date as of which made; or

                (e) the Company is in default under one or more Senior Debt Agreements pursuant to which (1) Senior Debt in an aggregate principal amount of $100,000,000 or more is outstanding or (2) there are commitments thereunder to provide Senior Debt in an aggregate principal amount of $100,000,000 or more

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        and as a consequence of such default the Indebtedness under such Senior
        Debt Agreements has become, or has been declared, due and payable before its regularly scheduled dates of payment; or

                (f) the Company (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, seeking to adjudicate it as a bankrupt or insolvent, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes a general assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (5) takes corporate action for the purpose of any of the foregoing; or

                (g) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days.

SECTION 7.      REMEDIES ON DEFAULT, ETC.

        Section 7.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (f) or (g) of Section 6 (other than an Event of Default described in clause (1) of paragraph (f) or described in clause (5) of paragraph (f) by virtue of the fact that such clause encompasses clause (1) of paragraph (f)) has occurred, concurrently with the Indebtedness under the Credit Agreement becoming immediately due and payable, this Note then shall automatically become immediately due and payable.

        (b) If any other Event of Default has occurred and is continuing or if any Event of Default described in clause (a) of Section 7.1 has occurred and is continuing and the Indebtedness under the Credit Agreement has not become immediately due and payable, the Seller may, at any time at its option, by notice to the Company, declare this Note to be immediately due and payable.

        Upon this Note becoming due and payable under this Section 7.1, whether automatically or by declaration, this Note will forthwith mature and the entire unpaid principal amount of this Note, plus all accrued and unpaid interest, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

                                       -12

        Section 7.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether this Note has become or has been declared immediately due and payable under Section 7.1, the Seller may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise.

        Section 7.3. Rescission. At any time after this Note has been declared due and payable pursuant to clause (b) of Section 7.1, the Seller, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on this Note, all principal of this Note that is due and payable and is unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Defaults and Events of Default, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 11, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto. No rescission and annulment under this Section 7.3 will extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

        Section 7.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of the Seller in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Seller's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Seller shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 9, the Company will pay to the Seller on demand such further amount as shall be sufficient to cover all costs and expenses of the Seller incurred in any enforcement or collection under this Section 7, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 8.      SUBORDINATION.

        Anything in this Note to the contrary notwithstanding, the Seller and each subsequent holder of this Note by its acceptance hereof covenants and agrees that the payment of the principal of and interest on this Note and all other amounts payable by the Company under or in respect of this Note (all of the foregoing, the "Subordinated Obligations") shall, to the extent set forth in this Section 8, be subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Debt.

        Section 8.1. Payments. No payment or distribution (whether directly, by purchase or redemption by right of set-off (other than Offset Interest Payments and Offset Prepayments) or otherwise) in respect of this Note, whether as principal, interest or otherwise, and whether in cash, securities or property (collectively, "pay this Note"), shall be made by or on behalf of the Company or received, accepted or demanded,

                                       -13
directly or indirectly, by or on behalf of the Seller unless and until all Senior Debt has been indefeasibly paid in full in cash to the holders of the Senior Debt. Notwithstanding the immediately preceding sentence, the Company may
(a) make payments of interest in kind under this Note when due and payable pursuant to the first paragraph of this Note, (b) make Offset Interest Payments in accordance with the first paragraph of this Note, (c) make Offset Prepayments in accordance with Section 4.3, (d) so long as no Senior Debt Default exists on the date of a Section 4.2 Prepayment Event or would result from the then making of a Section 4.2 Required Prepayment, prepay all or a portion of the outstanding principal amount of this Note together with accrued interest thereon in accordance with Section 4.2; provided, however, that, if a Senior Debt Default exists on the date of such Section 4.2 Prepayment Event or would result from the making of such Section 4.2 Required Prepayment, then (1) in the case of a Senior Debt Default that is a Payment Default, the proceeds of such Section 4.2 Prepayment Event shall be applied first to cure such Payment Default and then to make such Section 4.2 Required Prepayment and (2) in the case of a Senior Debt Default that is a Non-Payment Default, upon such Non-Payment Default being cured or waived, the proceeds of such Section 4.2 Prepayment Event, other than any such proceeds used to cure or obtain a waiver in respect of such Non-Payment Default, shall be applied to make such Section 4.2 Required Prepayment, (e) so long as no Senior Debt Default exists on the Maturity Date or would result from the payment of this Note on the Maturity Date, pay the outstanding principal amount of this Note together with accrued interest thereon on the Maturity Date in accordance with Section 4.1(b); provided, however, that if a Senior Debt Default exists on the Maturity Date or would result from such payment of this Note on the Maturity Date, then the Company shall not make such payment until such Senior Debt Default is cured or waived and (f) pay this Note without regard to the foregoing if the Company receives the written consent of the requisite holders of the Senior Debt (or any duly authorized representative thereof) under each of the Senior Debt Agreements.

        In the event that, notwithstanding the foregoing, the Company shall make any payment or distribution to the Seller prohibited by the foregoing provisions of this Section 8.1, then and in such event such payment or distribution shall be segregated by the Seller and held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Debt for application against the Senior Debt remaining unpaid until such Senior Debt is paid in full in cash.

        Section 8.2.    Insolvency; Bankruptcy; Etc.

        (a) In the event of the institution of any Insolvency Proceeding relative to the Company, then any payment or distribution of any kind or character, whether in cash, property or securities, by setoff (other than Offset Interest Payments and Offset Prepayments) or otherwise, which may be payable or deliverable in such proceedings in respect of the Subordinated Obligations shall (notwithstanding any other provision of this Note, including Section 8.1, but excluding the proviso to this Section 8.2(a)) be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the holders of the Senior Debt to the extent necessary to make payment in full in cash of all Senior Debt

                                       -14
remaining unpaid; provided, however, that no such delivery of any Reorganization Securities shall be made to holders of the Senior Debt.

        (b) If the Seller does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any Insolvency Proceeding relative to the Company under applicable law prior to 15 days before the expiration of time to file such claim or other document or amendment thereof, then the holders of the Senior Debt shall have the right (but not the obligation) in such Insolvency Proceeding, and hereby irrevocably are appointed lawful attorney of the Seller for the purpose of enabling the holders of the Senior Debt, to demand, sue for, collect, receive and give receipt for the payments and distributions in respect of this Note that are made in such Insolvency Proceeding and that are required to be paid or delivered to the holders of the Senior Debt as provided in Section 8.2(a), and to file and prove all claims therefor and to execute and deliver all documents in such proceeding in the name of the Seller or in the name of the holders of the Senior Debt or otherwise in respect of such claims, as the holders of the Senior Debt reasonably may determine to be necessary or appropriate to effectuate the foregoing, provided, that the holders of the Senior Debt shall act in a commercially reasonable manner and shall notify the Seller prior to commencing the first of any such actions. The holders of the Senior Debt are authorized (but shall not be required) to vote or otherwise act in any such Insolvency Proceeding in the capacity of the holder of this Note (including, without limitation, the right to vote to accept or reject any plan of reorganization, composition, arrangement or liquidation), subject to the rights of the Seller set forth in Section 8.3.

        (c) In the event that, notwithstanding the foregoing provisions of this Section 8.2, the Seller shall have received any payment or distribution of any kind or character, whether in cash, property or securities (other than Reorganization Securities), by setoff (other than Offset Interest Payments or Offset Prepayments) or otherwise which was paid or delivered in respect of the Subordinated Obligations pursuant to an Insolvency Proceeding, before all Senior Debt is paid in full in cash, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full in cash.

        Section 8.3. Standstill. Until the Senior Debt is paid in full in cash, the Seller shall (notwithstanding the provisions of Section 7) be prohibited from accelerating this Note and shall be prohibited from enforcing any of its default remedies with respect thereto (including any right to sue the Company or to file or participate in the filing of an involuntary bankruptcy petition against the Company) except that (a) in the case of the failure by the Company
(1) to make a Section 4.2 Required Prepayment when due or (2) to pay the outstanding principal amount of this Note together with accrued interest thereon on the Maturity Date, so long as no Senior Debt Default exists or would result from the making of any prepayment or payment described in clause (1) or (2) of this Section 8.3 (other than a Senior Debt Default arising from the Company's failure to make any prepayment or payment described in clause (1) or (2) of this
Section 8.3), the Seller

                                       -15
may accelerate or take any other enforcement action with respect to this Note (subject to the other subordination provisions of this Section 8); provided, however, that if a Senior Debt Default then exists or would result from the making of any prepayment or payment described in clause (1) or (2) of this
Section 8.3 (other than a Senior Debt Default arising from the Company's failure to make any prepayment or payment described in clause (1) or (2) of this Section 8.3), the Seller may, upon the first to occur of (i) the 180th day after the due date of such Section 4.2 Required Prepayment or the Maturity Date, as applicable, (ii) the date on which there is commenced by or against the Company any Insolvency Proceeding, (iii) the date upon which any Bank Agent or any holder of Senior Debt commences a judicial proceeding to collect any Senior Debt (in respect of $10,000,000 or more of Senior Debt) or commences to realize upon any collateral for any such Senior Debt pursuant to the exercise of remedies or gives notice of any non-judicial sale of any such collateral or (iv) the date upon which the date for payment of any Senior Debt is accelerated under the Credit Agreement or any Synthetic Lease Guaranty, the Seller may accelerate or take any other enforcement action with respect to this Note (subject to the other subordination provisions of this Section 8) and (b) this Note may be declared immediately due and payable and the Seller may take any other enforcement action with respect to this Note (subject to the other subordination provisions of this Section 8) if the Indebtedness under one or more Senior Debt Agreements pursuant to which (1) Senior Debt in an aggregate principal amount of $100,000,000 or more is outstanding or (2) there are commitments thereunder to provide Senior Debt in an aggregate principal amount of $100,000,000 or more, is declared immediately due and payable. The provisions of this Section 8.3 shall not, however, prohibit the Seller from seeking specific performance of, or an injunction to enjoin violation of, any covenant by the Company (other than a covenant to pay any Subordinated Obligation).

        Section 8.4. No Impairment. No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof the Seller may have or be otherwise charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Seller, without incurring responsibility and without impairing or releasing the subordination provided in this Section 8, do any one or more of the following (so long as such actions or omissions are not prohibited by Section 5.3 hereof): (a) change the manner, place or terms of payment or extend the time of payment of, or renew, amend, modify, or alter, any Senior Debt or any Senior Debt Agreement evidencing the same or evidencing, governing, creating, guaranteeing or securing any Senior Debt; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; (d) fail or delay in the perfection of Liens securing the Senior Debt, (e) exercise or refrain from exercising any rights against the Company and any other Person (including, without limitation, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any of its collateral, and actions with respect to the collection of

                                       -16
any claim for all or any part of the Senior Debt from any account debtor or any other Person, regardless of whether any such actions or omissions may affect the rights of the holders of the Senior Debt to a deficiency) and (f) from time to time enter into agreements and settlements with the Company as it may determine, including, without limitation, any substitution of collateral, any release of any Lien and any release of the Company.

        The provisions of this Section 8 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the Seller on the other hand, and nothing herein shall impair, as between the Company and the Seller, the obligation of the Company, which is unconditional and absolute, to pay to the Seller the principal hereof and interest hereon in accordance with the terms and provisions of this Note, nor shall anything herein prevent the Seller from exercising all remedies otherwise permitted by applicable law or hereunder upon Default hereunder (including the right to demand payment and sue for performance hereof and to accelerate the maturity hereof as provided in
Section 7), subject to the rights, if any, of holders of Senior Debt under this
Section 8. Upon payment in full in cash of all Senior Debt, the Seller shall, to the extent of any payments or distributions paid or delivered to the holders of the Senior Debt or otherwise applied to the Senior Debt pursuant to the provisions of this Section 8, be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company made on Senior Debt (and any security therefor) until the Subordinated Obligations shall be paid in full in cash, and, for the purposes of such subrogation, no payments to the holders of Senior Debt of any cash, assets, stock, or obligations to which the Seller would be entitled except for the provisions of this Section 8 shall, as between the Company, its creditors (other than the holders of the Senior Debt), and the Seller, be deemed to be a payment by the Company to or on account of Senior Debt. The fact that failure to make any payment on account of the Subordinated Obligations is caused by reason of the operation of any provision of this Section 8 shall not be construed as preventing the occurrence of an Event of Default.

        Section 8.5. Recoveries. If a claim is made upon any holder or holders of Senior Debt for repayment or recovery of any amount (a "Voidable Transfer") on account of any Senior Debt under any state or Federal law, whether by reason of preference, fraudulent conveyance, or otherwise and if such holder or holders of Senior Debt repay all or a portion of such amounts by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such holder or holders, or (b) any settlement or compromise of any claim effected by such holder or holders based upon the reasonable advice of counsel, then, as to the amount that has been repaid, the provisions of this
Section 8 automatically shall be reinstated and restored and the amount so repaid shall constitute Senior Debt entitled to the benefits of this Section 8 as if such Voidable Transfer never had been made. The foregoing provisions of this Section 8 shall constitute a continuing offer to all Persons who become holders of Senior Debt, and such provisions are made for the benefit of, and may be enforced directly by, holders of Senior Debt, who hereby are expressly stated to be intended beneficiaries of this Section 8, whether or not they actually relied thereon. The Seller covenants that it will not enter into any amendment or modification of the provisions of this Section 8 (and the

                                       -17
related definitions) without having obtained the prior written consent of the holders of the Senior Debt under the Credit Agreement.

        Section 8.6. Payments to Bank Agent. Any payment or distribution to be paid or delivered to the holders of the Senior Debt under the provisions of this
Section 8 may be paid or delivered to one or more Bank Agents for such holders. The Seller shall be entitled to rely on the delivery to it of a written notice purported to be signed on behalf of an officer or representative of any Bank Agent believed by it in good faith to be genuine to establish the identity of such Bank Agent, the amount of the outstanding Senior Debt and other matters relevant to the provisions of this Section 8.

SECTION 9.      EXPENSES, ETC.

        Section 9.1. Expenses. The Company will pay all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Seller in connection with any amendment, waiver or consent requested by the Company under or in respect of this Note (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Note or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Note, or by reason of being the holder of this Note and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated by this Note.

        Section 9.2. Survival. The obligations of the Company under this Section 9 will survive the payment or transfer of this Note and the enforcement, amendment or waiver of any provision hereof.

SECTION 10.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

        All representations and warranties contained herein shall survive the execution and delivery of this Note, the transfer by the Seller of this Note or any portion hereof or interest herein and the payment of this Note, and may be relied upon by any subsequent holder of this Note, regardless of any investigation made at any time by or on behalf of the Seller or any subsequent holder of this Note. This Note embodies the entire agreement and understanding between the Company and the Seller and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 11.     AMENDMENT AND WAIVER.

        Section 11.1. Requirements. This Note may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Seller.

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

        Section 11.2. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 11 is binding upon the Seller, each subsequent holder of this Note and upon the Company without regard to whether this Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Seller nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Seller. As used herein, the term "this Note" and references hereto shall mean this Note as it may from time to time be amended or supplemented.

SECTION 12.     NOTICES.

        All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid); or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                (1) if to the Seller, to it at 7030 Ardmore, Houston, Texas 77054 to the attention of the General Counsel, or at such other address as the Seller shall have specified to the Company in writing,

                (2) if to any subsequent holder of this Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                (3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of William S. Goldberg, or at such other address as the Company shall have specified to the Seller in writing.

Notices under this Section 12 will be deemed given only when actually received.

SECTION 13.     MISCELLANEOUS.

        Section 13.1. Successors and Assigns. All covenants and other agreements contained in this Note by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of this Note) whether so expressed or not.

        Section 13.2. Payments Due on Non-Business Days. Anything in this Note to the contrary notwithstanding, any payment of principal of or interest on this Note that is due on a date other than a Business Day shall be due and made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                                       -19

        Section 13.3. Severability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 13.4. Construction. Each covenant contained in this Note shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision in this Note refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 13.5.   Limitation on Interest.

        (a) It is the intent of the Company and the Seller to comply strictly with applicable usury laws, and the Company and the Seller stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. If any excess of interest in such respect is hereby provided for or shall be adjudicated to be so provided in this Note, the provisions of this Section 13.5 shall govern and prevail, and neither the Company nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of this Note shall ever be obligated to pay the excess amount of such interest. The provisions of this Section 13.5 shall control over all other provisions of this Note that may be in conflict or apparent conflict herewith. The Seller expressly disavows any intention to charge, collect or contract for excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note is accelerated for any reason, any amounts held to constitute interest which are then unearned and have theretofore been collected by the Seller shall be applied as of the date of receipt thereof to reduce the principal balance hereof then outstanding and if the principal of this Note has been paid in full, any remaining excess shall be forthwith paid to the Company. If the Seller shall receive, collect or apply monies which are deemed to constitute interest which would otherwise increase the interest on this Note to an amount in excess of that permitted to be charged by applicable law then in effect, all such sums deemed to constitute interest in excess of such legal limit shall be applied to reduce the principal balance hereof then outstanding or immediately returned to the Company or the other payor thereof upon such determination. All sums paid or agreed to be paid to the Seller for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Seller, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness evidenced by this Note until payment in full so that the rate or amount of interest on account of any Indebtedness hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time

                                       -20

(1) the amount of interest payable to the Seller on any date shall, pursuant to this Section 13.5, be limited and (2) in respect of any subsequent interest computation period, the amount of interest otherwise payable to the Seller would be less than the amount of interest payable to the Seller computed at the maximum lawful rate applicable to the Seller, then the amount of interest payable to the Seller in respect to such subsequent interest computation period shall continue to be computed at the maximum lawful rate applicable to the Seller until the total amount of interest payable to the Seller shall equal the total amount of interest which would have been payable to the Seller if the total amount of interest had been computed without giving effect to this Section 13.5.

        (b) As used in this section the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

        Section 13.6. Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                  HANOVER COMPRESSOR COMPANY

                                                  By     /s/ [ILLEGIBLE]
                                                      --------------------------
                                                      Its PRESIDENT & CEO

                                      -21